                                                                        VIRGINIA








                                    VIRGINIA
                                   TRIPLE NET
                                  DEED OF LEASE

                           BRANDYWINE GRANDE C, L.P.,

                                    Landlord

                                       and

                              PPD DEVELOPMENT, LLC,

                                     Tenant

                                       for

                             The Dabney A-1 Building
                                2240 Dabney Road
                            Richmond, Virginia 23230

                             The Dabney A-2 Building
                                2244 Dabney Road
                            Richmond, Virginia 23230

                                       and

                                  Suites A-K of
                             The Dabney VII Building
                                2246 Dabney Road
                            Richmond, Virginia 23230

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
1.       SUMMARY OF DEFINED TERMS ....................................    1

2.       PREMISES ....................................................    3

3.       TERM ........................................................    4

4.       CONSTRUCTION BY LANDLORD ....................................    5

5.       FIXED RENT; SECURITY DEPOSIT ................................    5

6.       ADDITIONAL RENT .............................................    6

7.       UTILITIES ...................................................    9

8.       SIGNS; USE OF PREMISES AND COMMON AREAS .....................    9

9.       ENVIRONMENTAL MATTERS .......................................   10

10.      TENANT'S ALTERATIONS ........................................   12

11.      CONSTRUCTION LIENS ..........................................   13

12.      ASSIGNMENT AND SUBLETTING ...................................   13

13.      LANDLORD'S RIGHT OF ENTRY ...................................   16

14.      REPAIRS AND MAINTENANCE .....................................   16

15.      INSURANCE; SUBROGATION RIGHTS ...............................   17

16.      INDEMNIFICATION .............................................   18

17.      QUIET ENJOYMENT .............................................   19

18.      FIRE DAMAGE .................................................   19

19.      SUBORDINATION; RIGHTS OF MORTGAGEE ..........................   19

20.      CONDEMNATION ................................................   20

21.      ESTOPPEL CERTIFICATE ........................................   21

22.      DEFAULT .....................................................   21

23.      INTENTIONALLY DELETED .......................................   24

24.      LANDLORD'S REPRESENTATIONS AND WARRANTIES ...................   24

25.      SURRENDER ...................................................   24

26.      RULES AND REGULATIONS .......................................   25

27.      GOVERNMENTAL REGULATIONS .............................................       25

28.      NOTICES ..............................................................       25

29.      BROKERS ..............................................................       26

30.      CHANGE OF BUILDING/PROJECT NAMES .....................................       26

31.      LANDLORD'S LIABILITY .................................................       26

32.      AUTHORITY ............................................................       26

33.      NO OFFER .............................................................       26

34.      RIGHT OF EXPANSION ...................................................       26

35.      INTENTIONALLY DELETED ................................................       27

36.      MISCELLANEOUS PROVISIONS .............................................       27

37.      WAIVER OF TRIAL BY JURY ..............................................       29

38.      CONSENT TO JURISDICTION ..............................................       29

EXHIBITS

EXHIBIT "A"       -        LOCATION PLAN OF THE PREMISES
EXHIBIT "B"       -        CONFIRMATION OF LEASE TERM
EXHIBIT "C"       -        RULES AND REGULATIONS

                                      LEASE

       THIS LEASE ("Lease") entered into as of the 1st day of July, 2001, between BRANDYWINE GRANDE C, L.P., a Delaware limited partnership ("Landlord"), and PPD DEVELOPMENT, LLC, a Texas limited liability company with its principal place of business at 3151 South 17th Street, Wilmington, North Carolina 28412 ("Tenant").

                                   WITNESSETH

       In consideration of the mutual covenants herein set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

       1.   SUMMARY OF DEFINED TERMS.

            The following defined terms, as used in this Lease, shall have the meanings and shall be construed as set forth below:

            (a) "Buildings": The Dabney A-1 Building located at 2240 Dabney Road, Richmond, Virginia 23230 (the "Dabney A-1 Building"), the Dabney A-2 Building located at 2244 Dabney Road, Richmond, Virginia 23230 (the "Dabney A-2 Building") and the Dabney VII Building located at 2246 Dabney Road, Richmond, Virginia 23230 (the "Dabney VII Building").

            (b) "Project": The Buildings, the land and all other improvements located at 2240-2246 Dabney Road, Richmond, Virginia 23230.

            (c) "Premises": The Dabney A-1 Building, the Dabney A-2 Building, the crosswalk connecting the Dabney A-1 Building and the Dabney A-2 Building, the crosswalk connecting the Dabney A-2 Building and the Dabney VII Building and Suite Nos. A-K of the Dabney VII Building, which the parties stipulate and agree contains 75,133 rentable square feet of area, all as shown on the location plans attached hereto as Exhibit "A" and made a part hereof.

            (d) "Term": From July 1, 2001 through August 31, 2014; provided, however, the Term shall not commence with respect to (i) Suite C of the Dabney VII Building ("Suite C") until the Suite C Commencement Date as provided in
Article 4 and (ii) Suites G and H of the Dabney VII Building ("Suites G&H") until the Suite G&H Commencement Date as provided in Article 4.

            (e)    "Fixed Rent":

            Applicable to all portions of the Premises except Suite C and Suites G&H (68,012 square feet): Note: See Article 5(a) regarding a potential reduction of Fixed Rent for the month of July, 2001.

    -----------------------------------------------------------------------------------------
                  LEASE YEAR                 RENT PER          MONTHLY         ANNUAL FIXED
                  ----------                 --------          -------         ------------
                                               R.S.F        INSTALLMENTS          RENT
                                               -----        ------------          ----

    -----------------------------------------------------------------------------------------
     July 1, 2001 through June 30, 2002        $7.71         $43,697.71        $524,372.52
    -----------------------------------------------------------------------------------------
     July 1, 2002 through June 30, 2003        $7.90         $44,774.57        $537,294.80
    -----------------------------------------------------------------------------------------
     July 1, 2003 through June 30, 2004        $8.10         $45,908.10        $550,897.20
    -----------------------------------------------------------------------------------------
     July 1, 2004 through June 30, 2005        $8.30         $47,041.63        $564,499.60
    -----------------------------------------------------------------------------------------
     July 1, 2005 through June 30, 2006        $8.51         $48,231.84        $578,782.12
    -----------------------------------------------------------------------------------------
     July 1, 2006 through June 30, 2007        $8.72         $49,422.05        $593,064.64
    -----------------------------------------------------------------------------------------
     July 1, 2007 through June 30, 2008        $8.94         $50,668.94        $608,027.28
    -----------------------------------------------------------------------------------------
     July 1, 2008 through June 30, 2009        $9.17         $51,972.50        $623,670.04
    -----------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
July 1, 2009 through June 30, 2010            $ 9.39         $53,219.39           $638,632.68
---------------------------------------------------------------------------------------------------
July 1, 2010 through June 30, 2011            $ 9.63         $54,579.63           $654,955.56
---------------------------------------------------------------------------------------------------
July 1, 2011 through June 30, 2012            $ 9.87         $55,939.87           $671,278.44
---------------------------------------------------------------------------------------------------
July 1, 2012 through June 30, 2013            $10.12         $57,356.79           $688,281.44
---------------------------------------------------------------------------------------------------
July 1, 2013 through June 30, 2014            $10.37         $58,773.70           $705,284.44
---------------------------------------------------------------------------------------------------
July 1, 2014 through August 31, 2014          $10.63         $60,247.30           $722,967.56
---------------------------------------------------------------------------------------------------

       Applicable to Suite C beginning on the Suite C Commencement Date (2,365 square feet):

---------------------------------------------------------------------------------------------------
             LEASE YEAR                     RENT PER          MONTHLY            ANNUAL FIXED
             ----------                     --------          -------            ------------
                                              R.S.F        INSTALLMENTS              RENT
                                              -----        ------------              ----
---------------------------------------------------------------------------------------------------
July 1, 2001 through June 30, 2002            $ 7.71         $1,519.51            $18,234.15
---------------------------------------------------------------------------------------------------
July 1, 2002 through June 30, 2003            $ 7.90         $1,556.96            $18,683.50
---------------------------------------------------------------------------------------------------
July 1, 2003 through June 30, 2004            $ 8.10         $1,596.38            $19,156.50
---------------------------------------------------------------------------------------------------
July 1, 2004 through June 30, 2005            $ 8.30         $1,635.79            $19,629.50
---------------------------------------------------------------------------------------------------
July 1, 2005 through June 30, 2006            $ 8.51         $1,677.18            $20,126.15
---------------------------------------------------------------------------------------------------
July 1, 2006 through June 30, 2007            $ 8.72         $1,718.57            $20,622.80
---------------------------------------------------------------------------------------------------
July 1, 2007 through June 30, 2008            $ 8.94         $1,761.93            $21,142.10
---------------------------------------------------------------------------------------------------
July 1, 2008 through June 30, 2009            $ 9.17         $1,807.25            $21,687.05
---------------------------------------------------------------------------------------------------
July 1, 2009 through June 30, 2010            $ 9.39         $1,850.61            $22,207.35
---------------------------------------------------------------------------------------------------
July 1, 2010 through June 30, 2011            $ 9.63         $1,897.91            $22,774.95
---------------------------------------------------------------------------------------------------
July 1, 2011 through June 30, 2012            $ 9.87         $1,945.21            $23,342.55
---------------------------------------------------------------------------------------------------
July 1, 2012 through June 30, 2013            $10.12         $1,994.48            $23,933.80
---------------------------------------------------------------------------------------------------
July 1, 2013 through June 30, 2014            $10.37         $2,043.75            $24,525.05
---------------------------------------------------------------------------------------------------
July 1, 2014 through August 31, 2014          $10.63         $2,095.00            $25,139.95
---------------------------------------------------------------------------------------------------

       Applicable to Suites G&H beginning on the Suites G&H Rent Commencement Date (4,756 square feet):

---------------------------------------------------------------------------------------------------
             LEASE YEAR                     RENT PER          MONTHLY            ANNUAL FIXED
             ----------                     --------          -------            ------------
                                              R.S.F         INSTALLMENTS             RENT
                                              -----         ------------             ----
---------------------------------------------------------------------------------------------------
October 1, 2001 through June 30, 2002         $ 7.71         $3,055.73            $36,668.76
---------------------------------------------------------------------------------------------------
July 1, 2002 through June 30, 2003            $ 7.90         $3,131.03            $37,572.40
---------------------------------------------------------------------------------------------------
July 1, 2003 through June 30, 2004            $ 8.10         $3,210.30            $38,523.60
---------------------------------------------------------------------------------------------------
July 1, 2004 through June 30, 2005            $ 8.30         $3,289.57            $39,474.80
---------------------------------------------------------------------------------------------------
July 1, 2005 through June 30, 2006            $ 8.51         $3,372.80            $40,473.56
---------------------------------------------------------------------------------------------------
July 1, 2006 through June 30, 2007            $ 8.72         $3,456.03            $41,472.32
---------------------------------------------------------------------------------------------------
July 1, 2007 through June 30, 2008            $ 8.94         $3,543.22            $42,518.64
---------------------------------------------------------------------------------------------------
July 1, 2008 through June 30, 2009            $ 9.17         $3,634.38            $43,612.52
---------------------------------------------------------------------------------------------------
July 1, 2009 through June 30, 2010            $ 9.39         $3,721.57            $44,658.84
---------------------------------------------------------------------------------------------------
July 1, 2010 through June 30, 2011            $ 9.63         $3,816.69            $45,800.28
---------------------------------------------------------------------------------------------------
July 1, 2011 through June 30, 2012            $ 9.87         $3,911.81            $46,941.72
---------------------------------------------------------------------------------------------------
July 1, 2012 through June 30, 2013            $10.11         $4,006.93            $48,083.16
---------------------------------------------------------------------------------------------------
July 1, 2013 through June 30, 2014            $10.37         $4,109.98            $49,319.72
---------------------------------------------------------------------------------------------------
July 1, 2014 through August 31, 2014          $10.63         $4,213.02            $50,556.28
---------------------------------------------------------------------------------------------------

       (f)    "Security Deposit": $7,583.00.

          (g)  "Tenant's Allocated Share": Dabney A-1 Building: 100%
                                           Dabney A-2 Building: 100%
                                           Dabney VII Building:  77%;

          (h)  "Rentable Area": Premises 75,133 sq. ft.
                                Project 81,710 sq. ft.

          (i) "Permitted Uses": Tenant's use of the Premises shall be limited to warehouse, laboratory and general office use and storage incidental thereto. Tenant's rights to use the Premises shall be subject to all applicable laws and governmental rules and regulations and to all reasonable requirements of the insurers of the Buildings.

          (j)  "Broker": Maus, Warwick, Matthews & Co.

          (k)  "Notice Address/Contact"

               Tenant:

               PPD Development, LLC
               3151 South 17th Street
               Wilmington, North Carolina 28412
               Attn: Facilities Administrator

               with a copy to:

               PPD Development, LLC
               3151 South 17th Street
               Wilmington, North Carolina 28412
               Attn: General Counsel

               Landlord:

               Brandywine Grande C, L.P.
               300 Arboretum Place, Suite 330
               Richmond, Virginia 23236
               Attn: H. Leon Shadowen

               with a copy to:

               Brandywine Realty Trust
               14 Campus Blvd., Suite 100
               Newtown Square, Pennsylvania 19073
               Attn: Brad A. Molotsky, General Counsel

          (l)  "Tenant's North American Industry Number": 541710

          (m) "Additional Rent": All sums of money or charges required to be paid by Tenant under this Lease other than Fixed Rent, whether or not such sums or charges are designated as "Additional Rent".

          (n) "Rent": All Annual Fixed Rent, monthly installments of Annual Fixed Rent, Fixed Rent and Additional Rent payable by Tenant to Landlord under this Lease.

     2. PREMISES. Landlord does hereby lease, demise and let unto Tenant and Tenant does hereby hire and lease from Landlord the Premises for the Term, upon the provisions, conditions and limitations set forth herein including the provisions of Article 3 regarding the Suite C Commencement Date and the Suites G&H Commencement Date.

     3.   TERM.

          (a) The Term of this Lease shall commence (the "Commencement Date") on July 1, 2001 except with respect to Suite C, Suites G&H and the 2,400 rentable square feet of space designated as Suite F of the Dabney VII Building ("Suite F") and shall expire on August 31, 2014.

          (b) The Term of this Lease shall commence with respect to Suite C on the date which Landlord is able to deliver possession of Suite C to Tenant (the "Suite C Commencement Date"). Tenant acknowledges that Suite C is subject to an existing lease with Texel Corporation which does not expire until July 7, 2003 (the "Texel Lease") and that Landlord is attempting to arrange an early termination of the Texel Lease to allow occupancy of Suite C by Tenant. Tenant agrees to pay all costs and expenses incurred by Landlord in connection with the early termination of the Texel Lease including but not limited to (i) the cost of relocating Texel from Suite C into other space owned by Landlord or its affiliates (the "Substitute Texel Space"), (ii) the cost of improving the Substitute Texel Space to a condition required to obtain the agreement of Texel to vacate Suite C, (iii) the difference between the market rent for the Substitute Texel Space and the rent to be paid by Texel for such space (which Tenant acknowledges will be based on the rent under the Texel Lease without regard to differences in size and quality) and (iv) any termination payment required by Texel (the "Suite C Termination Costs"); provided, however, Landlord agrees the Suite C Termination Costs shall not exceed a total of $48,000.00 without the prior approval of Tenant. Landlord agrees to allow Tenant's contractors to submit bids to provide construction and relocation services in connection with the relocation of Texel to the Substitute Texel Space, provided Landlord shall have the right to determine in its reasonable discretion whether to accept any such bid.

          (c) The Term of this Lease shall commence with respect to Suites G&H on the date which Landlord is able to deliver possession of Suites G&H to Tenant (the "Suites G&H Commencement Date") which Landlord estimates will be no earlier than September 1, 2001 or later than November 1, 2001. Tenant acknowledges that Suites G&H are subject to an existing lease with Suitable for Framing which does not expire until August 31, 2001 and that Landlord will relocate Suitable for Framing to other space owned by Landlord or its affiliates which will require a holdover estimated at approximately thirty (30) days beyond the expiration date of August 31, 2001. Landlord agrees to use commercially reasonable efforts to deliver possession of Suites G&H to Tenant not later than November 1, 2001 and Landlord agrees that Tenant's obligation for payment of Fixed Rent applicable to Suites G&H shall not commence until the thirty-first (31st) day following the Suites G&H Commencement Date.

          (d) The Term of this Lease shall commence with respect to Suite F on the date which Landlord is able to deliver possession of Suite F to Tenant (the "Suite F Commencement Date") which Landlord estimates will be no earlier than July 1, 2001 or later than August 1, 2001. Tenant acknowledges that Suite F is presently occupied under a license agreement which will terminate no later than July 31, 2001. Landlord agrees to use commercially reasonable efforts to deliver possession of Suite F to Tenant not later than August 1, 2001 and Landlord agrees that Tenant's obligation for payment of Fixed Rent applicable to Suite F shall not commence until the Suite F Commencement Date as provided in Article 5(a).

          (e) Each of the Commencement Date, the Suite C Commencement Date, the Suites G&H Commitment Date and the Suite F Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term substantially in the form attached hereto as Exhibit "B". If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery, Landlord's determination of such dates shall be deemed accepted.

          (f) For good and valuable consideration, Landlord and Tenant acknowledge and agree that (i) they are parties to three (3) existing leases of portions of the Premises, one dated September 3, 1993, as amended, one dated June 3, 1997, as amended, and one dated May 4, 1999 (the "Prior Leases"), (ii) they have independently determined to enter into this Lease to establish a new landlord/tenant relationship rather than to extend or renew the

Prior Leases and (iii) the Prior Leases shall terminate as of the Commencement Date and shall thereafter be of no further force or effect.

     4. CONSTRUCTION BY LANDLORD. Tenant agrees to accept the Premises in "AS-IS" condition and Landlord shall have no responsibility for improvements to the Premises other than to fund the construction allowance as provided in
Article 10 of this Lease

     5.   FIXED RENT; SECURITY DEPOSIT.

          (a) Tenant shall pay to Landlord without notice or demand, and without set-off, the annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth in Article 1(e), in advance on the first day of each calendar month during the Term either (i) by wire transfer of immediately available funds to the account at PNC Bank, account no. 8610818762, with ABA routing number 031000053; such transfer to be confirmed to Brandywine Realty Services Corporation's accounting department (610-325-5622 - fax) by written facsimile or (ii) by check mailed to Landlord c/o Brandywine Realty Services, Post Office Box 828117, Philadelphia, PA 19182-8117. Landlord agrees that, notwithstanding anything to the contrary contained in this Lease, until the Suite F Commencement Date, the Fixed Rent due and payable as provided in Article 1(e) shall be reduced at the rate of $1,542.00 per month due to the unavailability of Suite F prior to the Suite F Commencement Date.

          (b) In the event any Fixed Rent or Additional Rent, charge, fee or other amount due from Tenant under the terms of this Lease are not paid to Landlord when due, Tenant shall also pay as Additional Rent a service and handling charge equal to ten (10%) percent of the total payment then due. The aforesaid late fee shall begin to accrue on the initial date of a payment due date, irrespective of any grace period granted hereunder. This provision shall not prevent Landlord from exercising any other remedy herein provided or otherwise available at law or in equity in the event of any default by Tenant.

          (c) Tenant shall be required to pay a Security Deposit of $7,583.00 under this Lease (the "Collateral"), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder, which shall be paid by Landlord's retention of the security deposits under the Prior Leases. No interest shall be paid to Tenant on the Collateral, and Landlord shall have the right to commingle the Collateral with other Security Deposits held by Landlord. If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Collateral for the payment of (i) any rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease, and/or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in this Lease. The use, application or retention of the Collateral, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Collateral) and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Collateral is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten
(10) days after the written demand therefor is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Collateral to its original amount. In addition to the foregoing, if Tenant defaults in its performance under this Lease, irrespective of whether such default is cured, more than once during the Term, Landlord may require Tenant to increase the Collateral to the greater of twice the (i) Basic Rent paid monthly, and (ii) the initial amount of the Collateral.

          If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Collateral, or any balance thereof, shall be returned to Tenant without interest after the expiration of the Term or upon any later date after which Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Collateral, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Collateral. Upon the return of the Collateral, or the remaining balance thereof to the original Tenant or any successor to the original Tenant, Landlord shall be completely relieved of liability with respect to the Collateral.

                  In the event of a transfer of the Project, Landlord shall have the right to transfer the Collateral to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Collateral. Upon the assumption of such Collateral by the transferee, Tenant agrees to look solely to the new landlord for the return of said Collateral, and the provisions hereof apply to every transfer or assignment made of the Collateral to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Collateral and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                  The Collateral shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord.

                           6.       ADDITIONAL RENT.

                  (a) Commencing on the Commencement Date, and in each calendar year thereafter during the Term (as same may be extended), Tenant shall pay to Landlord, as additional rent, within thirty (30) days after Landlord certifies to Tenant the amount thereof, the following charges ("Recognized Expenses"), without deduction or set off, such charges to be based upon Tenant's Allocated Share of such charges, as stated in Article 1(h) herein.

                           (1)      Insurance Premiums.  All premiums paid or
payable by Landlord for insurance with respect to the Project as follows: (a) fire and extended coverage insurance (including demolition and debris removal);
(b) insurance against Landlord's rental loss or abatement (but not including business interruption coverage on behalf of Tenant), from damage or destruction from fire or other casualty; (c) Landlord's comprehensive liability insurance (including bodily injury and property damage) and boiler insurance; and (d) such other insurance as Landlord or any reputable mortgage lending institution holding a mortgage on the Premises may require.

If the coverage period of any of such insurance obtained by Landlord commences before or extends beyond the Term, the premium therefore shall be prorated to the Term. If any such insurance is provided by blanket coverage, the part of the premium allocated to the Project shall be equitably determined by Landlord but shall not exceed the amount of premium due if insurance was provided by a policy only insuring the Project. Should Tenant's occupancy or use of the Premises at any time change and thereby cause an increase in such insurance premiums on the Premises, any of the Buildings or the Project, Tenant shall pay to Landlord the entire amount of such increase.

                           (2)      Operating Expenses.  All costs and expenses
related to the Project incurred and paid by Landlord during the Term, including, but not limited to:

                                    (a) All costs and expenses related to the
operation of the Buildings, the Project and the common areas for the Buildings and the Project, including, but not limited to, common area lighting, cleaning the Building exteriors and common areas of the Buildings and Project, trash removal and recycling, pest control, repairs and maintenance of the roof and storm water management system, fire suppression and alarm systems, utilities benefiting the common areas, removing snow, ice and debris and maintaining all landscape areas, (including replacing and replanting flowers, shrubbery and trees), maintaining and repairing all other exterior improvements on the Project, all repairs and compliance costs necessitated by laws enacted or which become effective after the date hereof (including, without limitation, any additional regulations or requirements enacted after the date hereof regarding the Americans With Disabilities Act (as such applies to the Project or common areas but not to any individual tenant's space), if applicable) required of Landlord under applicable laws, rules and regulations and policing and regulating traffic to and from the Project. Landlord's obligation to provide snow removal services shall be limited to the parking areas and the sidewalk entrances.

                                    (b) All costs and expenses incurred by
Landlord for ordinary compliance type environmental testing, sampling or monitoring required by statute, regulation or order of governmental authority, necessary except any costs or expenses incurred in conjunction with the spilling or depositing of any hazardous substance for which any person or other tenant is legally liable.

                  (c) Any other expense or charge which would typically be considered an expense of maintaining, operating or repairing the Project under generally accepted accounting principles.

                  (d) Management fee not to exceed five (5%) percent of Fixed Rent which is applicable to the overall operation of the Project. It is expressly understood that legal fees incurred in an action against an individual tenant shall not be deemed includable as an operating expense pursuant to this provision.

                  Notwithstanding the foregoing, the term "Recognized Expenses" shall not include any of the following:

                  (a) Repairs or other work occasioned by fire, windstorm or other insured casualty plus any "deductibles" or by the exercise of the right of eminent domain;

                  (b) Leasing commissions, accountants', consultants', auditors or attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord's title to or interest in the real property or any part thereof;

                  (c) Costs incurred by Landlord in connection with construction of the Buildings and related facilities, the correction of latent defects in construction of the Buildings or the discharge of Landlord's Work;

                  (d) Costs (including permit, licenses and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating space for other tenants or other occupants or vacant space;

                  (e) Costs of any items or services sold or provided to tenants (including Tenant) for which Landlord is reimbursed by such tenants;

                  (f) Depreciation and amortization;

                  (g) Costs incurred due to a breach by Landlord or any other tenant of the terms and conditions of any lease;

                  (h) Overhead and profit increment paid to subsidiaries or affiliates of Landlord for management or other services on or to the Buildings or for supplies, utilities or other materials, to the extent that the costs of such services, supplies, utilities or materials exceed the reasonable costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a reasonable basis without taking into effect volume discounts or rebates offered to Landlord as a portfolio purchaser;

                  (i) Interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent;

                  (j) Ground rents or rentals payable by Landlord pursuant to any over-lease;

                  (k) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

                  (l) All items and services for which Tenant reimburses Landlord or which Landlord provides selectively to one or more tenants or occupants of the Buildings (other than Tenant) without reimbursement;

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

                  (m) Costs incurred in managing or operating any "pay for" parking facilities within the Project;

                  (n) Any fines or fees for Landlord's failure to comply with governmental, quasi- governmental, or regulatory agencies' rules and regulations; and

                  (o) Legal, accounting and other expenses related to Landlord's financing, re-financing, mortgaging or selling the Buildings or the Project.

           (3) Taxes. Taxes shall be defined as all taxes, assessments and other governmental charges ("Taxes"), including special assessments for public improvements or traffic districts which are levied or assessed against the Project during the Term or, if levied or assessed prior to the Term, which properly are allocable to the Term, and real estate tax appeal expenditures incurred by Landlord to the extent of any reduction resulting thereby. Nothing herein contained shall be construed to include as Taxes: (A) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord or (B) any transfer tax or recording charge resulting from a transfer of the Buildings or the Project; provided, however, that if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof, or (iii) a tax or license fee imposed upon Premises or any portion thereof, then the same shall be included in the computation of Taxes hereunder.

     (b) Commencing on the first day of the month following the Commencement Date, Tenant shall pay, in monthly installments in advance, on account of Tenant's Allocated Share of Recognized Expenses and Taxes, the estimated amount of such Recognized Expenses and Taxes for such year as determined by Landlord in its reasonable discretion and as set forth in a notice to Tenant, such notice to include the basis for such calculation. Prior to the end of the calendar year in which the Lease commences and thereafter for each successive calendar year (each, a "Lease Year"), or part thereof, Landlord shall send to Tenant a statement of projected increases in Recognized Expenses and Taxes and shall indicate what Tenant's projected share of Recognized Expenses and Taxes shall be. Said amount shall be paid in equal monthly installments in advance by Tenant as Additional Rent commencing January 1 of the applicable Lease Year.

     (c) If during the course of any Lease Year, Landlord shall have reason to believe that the Recognized Expenses and Taxes shall be different than that upon which the aforesaid projections were originally based, then Landlord shall be entitled to adjust the amount by reallocating the remaining payments for such year, for the months of the Lease Year which remain for the revised projections, and to advise Tenant of an adjustment in future monthly amounts to the end result that the Recognized Expenses and Taxes shall be collected on a reasonably current basis each Lease Year.

     (d) In calculating the Recognized Expenses as hereinbefore described, if for thirty (30) or more days during the preceding Lease Year less than ninety-five (95%) percent of the rentable area of the Buildings shall have been occupied by tenants, then the Recognized Expenses attributable to the Property shall be deemed for such Lease Year to be amounts equal to the Recognized Expenses which would normally be expected to be incurred had such occupancy of the Buildings been at least ninety-five (95%) percent throughout such year, as reasonably determined by Landlord (i.e., taking into account that certain expenses depend on occupancy and certain expenses do not (e.g., landscaping)). Furthermore, if Landlord shall not furnish any item or items of Recognized Expenses to any portions of the Buildings because such portions are not occupied or because such item is not required by the tenant of such portion of the Buildings, for the purposes of computing Recognized Expenses, an equitable adjustment shall be made so that the item of Operating Expense in question shall be shared only by tenants actually receiving the benefits thereof.

     (e) By April 30 of each Lease Year or as soon thereafter as administratively available, Landlord shall send to Tenant a statement of actual expenses incurred for Recognized Expenses and Taxes for the prior Lease Year showing the Allocated Share due from Tenant. Landlord shall use its reasonable efforts to provide Tenant with the aforesaid statements on or before April 30 of each Lease Year; provided, however, if Landlord is unable to provide such statements by April 30, Landlord shall not have been deemed to waive its right to collect any such amounts as Additional Rent. In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall issue a credit to Tenant in an amount equal to the over charge, which credit Tenant may apply to future payments on account of Recognized Expenses and Taxes until Tenant has been fully credited with the over charge. If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit in such aggregate total. In the event Landlord has undercharged Tenant then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within thirty (30) days of receipt.

                  (f) Each of the Recognized Expense and Tax amounts, whether requiring lump sum payment or constituting projected monthly amounts added to the Fixed Rent, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as failure to pay any installment of the Fixed Rent and shall afford Landlord all the remedies in the Lease therefor as well as at law or in equity.

                  (g) If this Lease terminates other than at the end of a calendar year, Landlord's annual estimate of Recognized Expenses and Taxes shall be accepted by the parties as the actual Recognized Expenses and Taxes for the year the Lease ends unless Landlord provides Tenant with actual statements in accordance with subsection 6(e) above.

           7. UTILITIES. From and after the Commencement Date, Tenant shall make arrangements with each utility company and public body to provide, in Tenant's name, gas, electricity, water, sewer, telephone, heat, and air conditioning necessary for Tenant's use of the Premises, and Tenant shall cause all such utilities to be separately metered, to the extent possible. Tenant shall pay directly to the companies furnishing utility service the cost of all service connection fees and the cost of all utilities consumed throughout the Term. If the water service is not separately metered, Landlord shall pay water bills for the Buildings, and Tenant shall pay to Landlord prior to the time when each bill becomes due an amount determined by Landlord based on past bills. In the event that Tenant fails to pay in a timely manner any sum required under this Section, Landlord shall have the right, but not the obligation, to pay any such sum. Any sum so paid by Landlord shall be deemed to be owing by Tenant to Landlord and due and payable as Additional Rent within five (5) days after demand therefor. In addition, if the water service is not separately metered and Tenant's water usage exceeds an average of $0.15 per square foot of rentable area of the Premises per year, as reasonably determined by Landlord, Landlord shall have the option to install a sub-meter, at Tenant's cost and expense, and to charge Tenant for water and sewer service based on the sub-meter readings. Landlord shall not be liable for any interruption or delay in electric or any other utility service for any reason unless caused by the gross negligence or willful misconduct of Landlord or its agents. Landlord shall have the right to change the electric and any other utility provider to the Project or to any of the Buildings at any time. Tenant's obligations for the payment of the costs incurred for utilities that serve the Premises prior to the termination of this Lease shall survive termination hereof.

           8.     SIGNS; USE OF PREMISES AND COMMON AREAS.

                  (a) Tenant shall continue to enjoy the same identification signage as was provided pursuant to the Prior Leases. Tenant may at its option and at its expense, relocate the existing signage in connection with any relocation of its business offices within the Premises. No other signs shall be placed, erected or maintained by Tenant at any place upon the Premises, Buildings or Project.

                  (b) Tenant may use and occupy the Premises only for the express and limited purposes stated in Article 1(j) above; and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord; provided that Tenant's right to so use and occupy the Premises shall remain expressly subject to the provisions of "Governmental Regulations", Article 27 herein. No machinery or equipment shall be permitted that shall cause vibration, noise or disturbance beyond the Premises.

                  (c) Tenant shall not overload any floor or part thereof in the Premises or the Buildings, including any public corridors or elevators therein, bringing in, placing, storing, installing or removing any large or heavy articles, and Landlord may prohibit, or may direct and control the location and size of, safes and all other heavy articles, and may require, at Tenant's sole cost and expense, supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

                  (d) Tenant shall not install in or for the Premises, without Landlord's prior written approval, any equipment which requires more electric current than Landlord is required to provide under this Lease, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Buildings and the Premises and the needs of common areas (interior and exterior) and the requirements of other tenants of the Buildings, and Tenant shall not in any event connect a greater load than such safe capacity.

                  (e) Tenant shall not commit or suffer any waste upon the Premises, Buildings or Project or any nuisance, or any other act or thing which may disturb the quiet enjoyment of any other tenant in the Buildings or Project.

                  (f) Tenant shall have the right, non-exclusive and in common with others, to use the exterior paved driveways and walkways of the Buildings for vehicular and pedestrian access to the Buildings. Tenant shall also have the right, in common with other tenants of the Buildings and Landlord, to use the designated parking areas of the Project for the parking of automobiles of Tenant and its employees and business visitors, incident to Tenant's permitted use of the Premises; provided that Landlord shall have the right to restrict or limit Tenant's utilization of the parking areas in the event the same become overburdened and in such case to equitably allocate on proportionate basis or assign parking spaces among Tenant and the other tenants of the Buildings. Landlord agrees to maintain non-exclusive parking areas serving the Project with an average of 2.7 spaces per 1,000 square feet of building area within the Project. Landlord shall have the right to establish reasonable regulations, applicable to all tenants, governing the use of or access to any interior or exterior common areas; and such regulations, when communicated by written notification from Landlord to Tenant, shall be deemed incorporated by reference hereinafter and part of this Lease.

         9.       ENVIRONMENTAL MATTERS.

                  (a)      Hazardous Substances.

                           (i)  Tenant shall not, except as provided in
subparagraph (ii) below, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Buildings or Project, any hazardous substance or hazardous waste, as such terms are or may be defined in (x) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. 9601-11050, as the same may from time to time be amended, and the regulations promulgated pursuant thereto ("CERCLA"); the United States Department of Transportation Hazardous Materials Table (49 CFR 172.102); by the Environmental Protection Agency as hazardous substances (40 CFR Part 302); the Clean Air Act; and the Clean Water Act, and all amendments, modifications or supplements thereto; and/or (y) any other rule, regulation, ordinance, statute or requirements of any governmental or administrative agency regarding the environment (collectively, (x) and (y) shall be referred to as an "Applicable Environmental Laws").

                           (ii) Tenant may bring to and use at the Premises
hazardous substances incidental to its normal business operations under the NAI Code referenced in article 1(m) above in the quantities reasonably required for Tenant's normal business consistent with its occupancy pursuant to the Prior Leases and in accordance with Applicable Environmental Laws. Tenant shall store and handle such substances in strict accordance with Applicable Environmental Laws. From time to time promptly following a request by Landlord, which shall not be made more frequently than quarterly, Tenant shall provide Landlord with documents identifying the hazardous substances stored or used by Tenant on the Premises and describing the chemical properties of such substances and such other information reasonably requested by Landlord or Tenant. Prior to the expiration or sooner termination of this Lease, Tenant shall remove all hazardous substances from the Premises and shall provide Landlord with an inspection report from an independent environmental engineer certifying that the Premises and the land surrounding the Premises are free of contamination from hazardous substances and hazardous wastes. The provisions of this paragraph shall be personal to Tenant and, in the event Tenant ceases to occupy the Premises, Landlord's approval to store and use hazardous substances shall automatically terminate.

                  (iii) Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney's, consultant's and expert's fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from Tenant's storage and use of hazardous substances on the Premises including, without limitation, any and all costs incurred by Landlord because of any investigation of the Project or any cleanup, removal or restoration of the Project to remove or remediate hazardous substances or hazardous wastes deposited by Tenant. Without limitation of the foregoing, if Tenant, its officers, employees, agents, contractors, licensees or invitees, cause contamination of the Premises by any hazardous substances, Tenant shall promptly at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to such contamination, or in the alternative take such other remedial steps as may be required by law.

         (b)      NAI Numbers.

                  (i) Tenant represents and warrants that Tenant's NAI number as designated in the North American Industry Classification System Manual prepared by the Office of Management and Budget, and as set forth in Article 1(m) hereof, is correct. Tenant represents that the specific activities intended to be carried on in the Premises are in accordance with Article 1(j).

                  (ii) Except as provided in Article 9(a)(ii), Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of "hazardous substances" or "hazardous waste" as such terms are defined under any Applicable Environmental Law. Tenant further covenants that it will not cause or permit to exist any "release" or "discharge" (as such term is defined under Applicable Environmental Laws) on or about the Premises.

                  (iii) Tenant shall, at its expense, comply with all requirements of Applicable Environmental Laws pertaining thereto.

                  (iv) In addition, upon written request of Landlord, Tenant shall cooperate with Landlord in obtaining Applicable Environmental Laws approval of any transfer of the Buildings. Specifically in that regard, Tenant agrees that it shall (1) execute and deliver all affidavits, reports, responses to questions, applications or other filings required by Landlord and related to Tenant's activities at the Premises, (2) allow inspections and testing of the Premises during normal business hours, and (3) as respects the Premises, perform any requirement reasonably requested by Landlord necessary for the receipt of approvals under Applicable Environmental Laws, provided the foregoing shall be at no out-of-pocket cost or expense to Tenant except for clean-up and remediation costs arising from Tenant's violation of this Article 9.

         (c)      Additional Terms.

                  (i) In the event of Tenant's failure to comply in full with this Article, Landlord may, after written notice to Tenant and Tenant's failure to cure within thirty (30) days of its receipt of such notice, at Landlord's option, perform any and all of Tenant's obligations as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Rent payable on demand and with interest at the Default Rate.

                  (ii) The parties acknowledge and agree that Tenant shall not be held responsible for any environmental issue at the Premises unless such issue was caused by an action or omission of Tenant or its agents, employees, consultants or invitees.

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

                  (iii) This Article 9 shall survive the expiration or sooner termination of this Lease.

     10.    TENANT'S ALTERATIONS.

            (a) Tenant will not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, "Alterations") of any kind to any part of the Premises without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld. Alterations shall, at Landlord's option, be done by Landlord at Tenant's sole cost and expense. Landlord's consent shall not be required for the installation of any office equipment or fixtures including internal partitions which do not require disturbance of any structural elements or systems (other than attachment thereto) within the Buildings. If Landlord approves Tenant's Alterations and agrees to permit Tenant's contractors to do the work, Tenant, prior to the commencement of labor or supply of any materials, must furnish to Landlord (i) a duplicate or original policy or certificates of insurance evidencing (a) general public liability insurance for personal injury and property damage in the minimum amount of $1,000,000.00 combined single limit, (b) statutory workman's compensation insurance, and (c) employer's liability insurance from each contractor to be employed (all such policies shall be non-cancelable without thirty (30) days prior written notice to Landlord and shall be in amounts and with companies satisfactory to Landlord); (ii) construction documents prepared and sealed by a registered Virginia architect if such alteration is in excess of $25,000; (iii) all applicable building permits required by law; and (iv) an executed, effective Waiver of Mechanics Liens from such contractors and all sub-contractors. Any consent by Landlord permitting Tenant to do any or cause any work to be done in or about the Premises shall be and hereby is conditioned upon Tenant's work being performed by workmen and mechanics without interference with labor employed by Landlord, Landlord's mechanics or their contractors or by any other tenant or their contractors. If at any time any of the workmen or mechanics performing any of Tenant's work shall interfere with any labor employed by Landlord, other tenants or their respective mechanics and contractors, then the permission granted by Landlord to Tenant permitting Tenant to do or cause any work to be done in or about the Premises, may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. Landlord shall be entitled to charge Tenant a reasonable Construction Management Fee of three percent (3.0%) of the cost of all Alterations supervised by Landlord,

            (b) All Alterations (whether temporary or permanent in character) made in or upon the Premises (other than the Landlord Work which will remain on the Premises), either by Landlord or Tenant, shall be Landlord's property upon installation and shall remain on the Premises without compensation to Tenant unless Landlord provides written notice to Tenant to remove same at the expiration of the Lease, in which event Tenant shall promptly remove such Alterations and restore the Premises to good order and condition. All furniture, movable trade fixtures and equipment (including telephone and communication equipment system wiring and cabling) installed by Tenant, its assignees and sublessees) shall be removed by Tenant at the termination of this Lease. All such installations, removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the Premises or Buildings and in such manner so as not to disturb other tenants in the Buildings. If Tenant fails to remove any items required to be removed pursuant to this Article, Landlord may do so and the costs and expenses thereof shall be deemed Additional Rent hereunder and shall be reimbursed by Tenant to Landlord within fifteen (15) business days of Tenant's receipt of an invoice therefor from Landlord.

            (c) Tenant acknowledges that modifications have been made to the Dabney A-1 Building and the Dabney A-2 Building in connection with Tenant's occupancy of such portion of the Premises pursuant to the Prior Leases, including installation of modified HVAC systems in the Dabney A-1 Building and the Dabney A-2 Building, material penetrations of the roofs of the Dabney A-1 Building and the Dabney A-2 Building to accommodate Tenant's facilities and, in the Dabney A-1 Building, construction of laboratory facilities. Tenant agrees that, upon the expiration or sooner termination of this Lease, Tenant shall (i) remove all excess HVAC facilities within the Dabney A-1 Building and the Dabney A-2 Building which Landlord determines will not be beneficial to subsequent tenants, (ii) put all remaining HVAC units in the Dabney A-1 Building and the Dabney A-2 Building in good working order and condition or, as necessary, replace such units, (iii) repair the roofs on the Dabney A-1 Building and the Dabney A-2 Building in accordance with the recommendations of an independent roof consultant selected by Landlord and reasonably acceptable to Tenant, which Landlord and Tenant agree shall include replacement of all panels of the metal roof on the Dabney A-2 Building which have been penetrated;

provided, however, if either or both of the roofs cannot be so repaired, Tenant shall replace the roof or roofs which cannot be repaired and (iv) otherwise restore the Dabney A-1 Building to the condition which existed prior to Tenant's occupancy of the Dabney A-1 Building. The work to be performed by Tenant pursuant to this Article 10(c) shall be in addition to the repairs and restorations required pursuant to other provisions of this Lease including, without limitation Article 10(b), Article 14 and Article 25.

                  (d) Landlord shall provide Tenant an allowance of up to Forty Seven Thousand Six Hundred Ninety Four Dollars ($47,694.00) (the "Tenant's Improvement Allowance") to be applied against Tenant's costs in performing Alterations to the Premises which are made within twelve (12) months from the Commencement Date (collectively, the "Reimbursable Costs"). Tenant shall notify Landlord upon the completion of the Alterations and shall provide Landlord with any back up information reasonably requested by Landlord. The Reimbursable Costs shall be disbursed by Landlord to Tenant upon completion of the applicable Alterations and upon Landlord's satisfactory inspection of the work and confirmation of the amount expended by Tenant. All out-of-pocket costs actually incurred by Landlord in connection with the review of plans and specifications for the applicable Alterations and Landlord's Construction Management Fee shall be deducted from Tenant's Improvement Allowance.

                  (e) Tenant acknowledges that there is no demising wall dividing Suites K and L of the Dabney VII Building and that Tenant shall be responsible to construct a demising wall between Suites K and L pursuant to plans to be approved by Landlord. Tenant covenants to complete the design, approval and construction of such wall within thirty (30) days after the Commencement Date.

         11.      CONSTRUCTION LIENS.

                  (a) Tenant will not suffer or permit any contractor's, subcontractor's or supplier's lien (a "Construction Lien") to be filed against the Premises or any part thereof by reason of work, labor services or materials supplied or claimed to have been supplied to Tenant; and if any Construction Lien shall at any time be filed against the Premises or any part thereof, Tenant, within thirty (30) days after notice of the filing thereof, shall cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such Construction Lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord, plus all of Landlord's costs and expenses associated therewith (including, without limitation, reasonable legal fees), shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand with interest from the date of advance by Landlord at the Default Rate.

                  (b) Nothing in this Lease, or in any consent to the making of alterations or improvements shall be deemed or construed in any way as constituting authorization by Landlord for the making of any alterations or additions by Tenant within the meaning of Section 43-3 of the Code of Virginia or any amendment thereof, or constituting a request by Landlord, express or implied, to any contractor, subcontractor or supplier for the performance of any labor or the furnishing of any materials for the use or benefit of Landlord.

         12.      ASSIGNMENT AND SUBLETTING.

                  (a) Subject to the remaining subsections of Article 12, except as expressly permitted pursuant to this section, Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, assign, transfer or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. Subject to subparagraph 12(i) below, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law or by merger, consolidation or asset sale, without the written consent of Landlord.

                  (b) If at any time or from time to time during the term of this Lease Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord of such desire, including the name, address and contact party for the proposed assignee or subtenant, a description of such party's business history, the effective date of the proposed assignment or sublease (including the proposed occupancy date by the proposed assignee or sublessee), and in the instance of a proposed sublease, the square footage to be subleased, a floor plan professionally drawn to scale, depicting the proposed sublease area, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof). Landlord may, at its option, and in its sole and absolute discretion, exercisable by notice given to Tenant within sixty (60) days next following Landlord's receipt of Tenant's notice (which notice from Tenant shall, as a condition of its effectiveness, include all of the above-enumerated information), elect to recapture the Premises or such portion as is proposed by Tenant to be sublet (and in each case, the designated and non-designated parking spaces included in this demise, or a pro-rata portion thereof in the instance of the recapture of less than all of the Premises), and terminate this Lease with respect to the space being recaptured.

                  (c) If Landlord elects to recapture the Premises or a portion thereof as aforesaid, then from and after the effective date thereof as approved by Landlord, after Tenant shall have fully performed such obligations as are enumerated herein to be performed by Tenant in connection with such recapture, and except as to obligations and liabilities accrued and unperformed (and any other obligations expressly stated in this Lease to survive the expiration or sooner termination of this Lease), Tenant shall be released of and from all lease obligations thereafter otherwise accruing with respect to the Premises (or such lesser portion as shall have been recaptured by Landlord). The Premises, or such portion thereof as Landlord shall have elected to recapture, shall be delivered by Tenant to Landlord free and clear of all furniture, furnishings, personal property and removable fixtures, with Tenant repairing and restoring any and all damage to the Premises resulting from the installation, handling or removal thereof, and otherwise in the same condition as Tenant is, by the terms of this Lease, required to redeliver the Premises to Landlord upon the expiration or sooner termination of this Lease. In the event of a sublease of less than all the Premises, the cost of erecting any required demising walls, entrances and entrance corridors, and any other or further improvements required in connection therewith, including without limitation, modifications to HVAC, electrical, plumbing, fire, life safety and security systems (if any), painting, wallpapering and other finish items as may be acceptable to or specified by Landlord, all of which improvements shall be made in accordance with applicable legal requirements and Landlord's then-standard base building specifications, shall be performed by Landlord's contractors, and shall be split 50% to Landlord and 50% to Tenant. Upon the completion of any recapture and termination as provided herein, Tenant's Fixed Rent, Recognized Expenses, Taxes, and any other monetary obligations hereunder shall be adjusted pro-rated based upon the reduced rentable square footage then comprising the Premises.

                  (d) If Landlord provides written notification to Tenant electing not to recapture the Premises (or so much thereof as Tenant had proposed to sublease), then Tenant may proceed to market the designated space and may complete such transaction and execute an assignment of this Lease or a sublease agreement (in each case in form acceptable to Landlord) within a period of five (5) months next following Landlord's notice to Tenant that it declines to recapture such space, provided that Tenant shall have first obtained in any such case the prior written consent of Landlord to such transaction, which consent shall not be unreasonably withheld. If, however, Tenant shall not have assigned this Lease or sublet the Premises with Landlord's prior written consent as aforesaid within five (5) months next following Landlord's notice to Tenant that Landlord declines to recapture the Premises (or such portion thereof as Tenant initially sought to sublease), then in such event, Tenant shall again be required to request Landlord's consent to the proposed transaction, whereupon Landlord's right to recapture the Premises (or such portion as Tenant shall desire to sublease) shall be renewed upon the same terms and as otherwise provided in subsection (b) above.

                      For purposes of this Section 12(d), and without limiting the basis upon which Landlord may withhold its consent to any proposed assignment or sublease, the parties agree that it shall not be unreasonable for Landlord to withhold its consent to such assignment or sublease if: (i) the proposed assignee or sublessee shall have a net worth which is not acceptable to Landlord in Landlord's reasonable discretion; (ii) the proposed assignee or sublessee shall have no reliable credit history or an unfavorable credit history, or other reasonable evidence exists that the proposed assignee or sublessee will experience difficulty in satisfying its financial or other obligations under this Lease; (iii) the proposed assignee of sublessee, in Landlord's reasonable opinion, is not reputable and of

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

good character; (iv) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (v) Tenant is proposing a sublease at a rental or subrental rate which is less than the then fair market rental rate for the portion of the Premises being subleased or assigned, or Tenant is proposing to assign or sublease to an existing tenant of the Buildings or another property owned by Landlord or by its partners, or to another prospect with whom Landlord or its partners, or their affiliates are then negotiating; (vi) the proposed assignee or sublessee will cause Landlord's existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements, or the nature of such party's business shall reasonably require more than the then existing ratio of parking spaces per 1,000 rentable square feet of floor space for the Buildings, or (vii) the nature of such party's proposed business operation would or might reasonably permit or require the use of the Premises in a manner inconsistent with the "Permitted Use " specified herein, would or might reasonably otherwise be in conflict with express provisions of this Lease, would or might reasonably violate the terms of any other lease for the Buildings, or would, in Landlord's reasonable judgement, otherwise be incompatible with other tenancies in the Buildings.

                  (e) Any sums or other economic consideration received by Tenant as a result of any subletting, assignment or license (except rental or other payments received which are attributable to the amortization of the cost of leasehold improvements made to the sublet or assigned portion of the premises by Tenant for subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions) whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the premises subject to such sublease or assignment) shall be divided evenly between Landlord and Tenant, with Landlord's portion being payable to Landlord as Additional Rent under this Lease, without affecting or reducing any other obligation of Tenant hereunder.

                  (f) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

                  (g) In the event that (i) the Premises or any part thereof are sublet and Tenant is in default under this Lease, or (ii) this Lease is assigned by Tenant, then, Landlord may collect Rent from the assignee or subtenant and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Article 12 with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder, or a release of Tenant from further performance of the covenants herein contained.

                  (h) In connection with each proposed assignment or subletting of the Premises by Tenant, Tenant shall pay to Landlord (i) an administrative fee of $250 per request (including requests for Landlord Waivers) in order to defer Landlord's administrative expenses arising from such request, plus (ii) Landlord's reasonable attorneys' fees.

                  (i) Tenant may, after notice to but without the consent of Landlord, assign this Lease to an affiliated (i.e., a corporation 50% or more of whose capital stock is owned by the same stockholders owning 50% or more of Tenant's capital stock), parent or subsidiary corporation of Tenant or to a corporation to which it sells or assigns all or substantially all of its assets or stock or with which it may be consolidated or merged, provided such purchasing, consolidated, merged, affiliated or subsidiary corporation shall, in writing, assume and agree to perform all of the obligations of Tenant under this Lease, shall have a net worth at least equal to the net worth of Tenant as of the date of this Lease, and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further that Tenant shall not be released or discharged from any liability under this Lease by reason of such assignment.

          (j) Anything in this Article 12 to the contrary notwithstanding, no assignment or sublease shall be permitted under this Lease if, Tenant is in default of or has previously defaulted (even if such breach has been cured) in connection with any of its monetary obligations under this Lease.

     13. LANDLORD'S RIGHT OF ENTRY. Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice (except in the case of an emergency in which case no prior notice is necessary) for the purpose of inspections, repairs, alterations to adjoining space, appraisals, or other reasonable purposes; including enforcement of Landlord's rights under this Lease. Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, that in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant's use of the Premises. Provided, however, that such efforts shall not require Landlord to use overtime labor unless Tenant shall pay for the increased costs to be incurred by Landlord for such overtime labor. Landlord also shall have the right to enter the Premises at all reasonable times after giving prior verbal notice to Tenant, to exhibit the Premises to any prospective purchaser, tenant and/or mortgagee.

     14.  REPAIRS AND MAINTENANCE.

          (a) Except as specifically otherwise provided in this Article, Tenant, at its sole cost and expense and throughout the Term of this Lease, shall keep and maintain the Premises in good order and condition, free of accumulation of dirt and rubbish, and shall promptly make all non-structural repairs or replacements necessary to keep and maintain such good order and condition, which shall include, but not be limited to the following: interior windows, glass and plate glass, doors, interior walls and finish work, floors and floor coverings, lighting and electrical systems, dock boards, dock area, truck doors, dock bumpers, dock area stairways, HVAC and mechanical systems (including fixtures and equipment), plumbing work and fixtures, termite and pest prevention and extermination and regular trash removal. Tenant shall have the option of replacing lights, ballast, tubes, ceiling tiles, outlets and similar equipment itself or it shall have the ability to advise Landlord of Tenant's desire to have Landlord make such repairs. If requested by Tenant, Landlord shall make such repairs to the Premises within a reasonable time of notice to Landlord and shall charge Tenant for such services at Landlord's standard rate (such rate to be competitive with the market rate for such services). Tenant shall not use or permit the use of any portion of the Premises for outdoor storage except as approved in advance by Landlord. When used in this Article 14, the term "repairs" shall include replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Buildings and the Premises.

          (b) Landlord, throughout the Term of this Lease and at Landlord's sole cost and expenses, shall make all necessary repairs to the footings and foundations and the structural steel columns and girders forming a part of the Premises.

          (c) Tenant shall, at its expense, enter into a contract with a certified pest control company to provide termite and pest prevention and extermination services to the Premises and shall provide Landlord with a copy of the fully executed contract within thirty (30) days after the Commencement Date. Tenant shall retain copies of all prevention and extermination services provided pursuant to such contract or otherwise and shall provide copies of all such records to Landlord upon request.

          (d) Landlord, throughout the Term of this Lease, shall make all necessary repairs to the Buildings outside of the Premises and the common areas, including the roof, walls, exterior portions of the Premises and the Buildings, utility lines, equipment and other utility facilities in the Buildings, which serve more than one tenant of the Buildings, and to any driveways, sidewalks, curbs, parking and landscaped areas, and other exterior improvements for the Buildings; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair or Landlord has actual knowledge of the need to make such repair. Tenant shall pay (i) one hundred percent (100%) of the cost of all repairs to the roofs of the Buildings to be performed by Landlord pursuant to this Article 14(d) and (ii) Tenant's Allocated Share of the cost of all other repairs to be performed by Landlord pursuant to this Article 14(d) as Additional Rent as provided in Article 6 hereof.

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

          (e) Landlord shall keep and maintain all common areas appurtenant to the Buildings and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition. Tenant shall pay its Allocated Share of the cost of all work to be performed by Landlord pursuant to this Article 14(e) as Additional Rent as provided in Article 6 hereof.

          (f) Notwithstanding anything herein to the contrary, repairs to the Premises, Buildings or Project and its appurtenant common areas made necessary by a negligent or willful act or omission of Tenant or any employee, agent, contractor, or invitee of Tenant shall be made at the sole cost and expense of Tenant, except to the extent of Landlord's insurance proceeds received by Landlord therefor.

          (g) If, within ten (10) business days following written notice to Tenant, Tenant fails to (i) pay any amount to be paid by Tenant pursuant to this
Article 14 or (ii) commence any maintenance, repair or replacement to be performed by Tenant pursuant to this Article 14 and to diligently pursue timely completion of such maintenance, repair or replacement, Landlord may, at its option, make such payments or cause such maintenance, repair or replacement to be performed and, in any such event, Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord, including reasonable attorneys' fees and other legal expenses, together with interest at the rate of 10% per annum from the dates of Landlord's incurring of costs or expenses.

     15.  INSURANCE; SUBROGATION RIGHTS.

          (a) Tenant shall obtain and keep in force at all times during the term hereof, at its own expense, comprehensive general liability insurance including contractual liability and personal injury liability and all similar coverage, with combined single limits of $3,000,000.00 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other amounts as Landlord may from time to time require. Tenant shall also require its movers to procure and deliver to Landlord a certificate of insurance naming landlord as an additional insured.

          (b) Tenant shall, at its sole cost and expense, maintain in full force and effect on all Tenant's trade fixtures, equipment and personal property on the Premises, a policy of all risk property insurance covering the full replacement value of such property. Tenant shall also provide and keep in force, business interruption insurance in an amount equivalent to twelve (12) months' Rent and Additional Rent which shall not contain a deductible greater than seventy-two (72) hours.

          (c) All insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Landlord, Brandywine Realty Trust, Landlord's Agent and Tenant as insureds, as their interests may appear, and, if requested by Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates which evidences that the coverage required have been obtained and that premiums have been paid in full for the policy periods. Tenant shall also furnish to Landlord throughout the term hereof replacement certificates, together with evidence of like paid premiums at least thirty (30) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the Commonwealth of Virginia with a financial rating of at least an A-X as rated in the most recent edition of Best's Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant's expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand. Any deductible under such insurance policy or self-insured retention under such insurance policy in excess of Twenty Thousand ($20,000) must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord's prior written consent. The policy limits set forth herein shall be subject to periodic review, and Landlord reserves the right to require that Tenant increase the liability coverage limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate and is less than commonly maintained by tenants of similar buildings in the area making similar uses.

          (d) Landlord shall obtain and maintain the following insurance during the Term of this Lease: (i) replacement cost insurance including all risk perils on the Buildings and on the Project, (ii) builder's risk insurance for the Landlord Work to be constructed by Landlord in the Project, and (iii) comprehensive liability insurance (including bodily injury and property damage) covering Landlord's operations at the Project in amounts reasonably required by the Landlord's lender or Landlord.

          (e) Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and Brandywine Realty Trust and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Project, Buildings or Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements or business and which names Landlord and Brandywine Realty Trust or Tenant, as the case may be, as a party insured. Each party hereto agrees that it will cause its insurance carrier to endorse all applicable policies waiving the carrier's right of recovery under subrogation or otherwise against the other party. During any period while such waiver of right of recovery is in effect, each party shall look solely to the proceeds of such policies for compensation for loss, to the extent such proceeds are paid under such policies.

     16.  INDEMNIFICATION.

          (a) Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney's fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) Tenant's improper use of the Premises, (ii) the improper conduct of Tenant's business, (iii) any activity, work or things done, permitted or suffered by Tenant or its agent, licensees or invitees in or about the Premises or elsewhere contrary to the requirements of the Lease, (iv) any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, and (v) any negligence or willful act of Tenant or any of Tenant's agents, contractors, employees or invitees and, without limiting the generality of the foregoing, Tenant's obligations shall include any case in which Landlord, Brandywine Realty Services Corp. or Brandywine Realty Trust shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, and Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust in connection with such litigation, after notice to Tenant and Tenant's refusal to defend such litigation, and upon notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord.

          (b) Landlord shall defend, indemnify and hold harmless Tenant and its respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney's fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) Landlord's improper use of the Premises, (ii) the improper conduct of Landlord's business, (iii) any activity, work or things done, permitted or suffered by Landlord in or about the Premises or elsewhere contrary to the requirements of the Lease, (iv) any breach or default in the performance of any obligation of Landlord's part to be performed under the terms of this Lease, and (v) any negligence or willful act of Landlord or any of Landlord's agents, contractors, employees or invitees without limiting the generality of the foregoing, Landlord's obligations shall include any case in which Tenant shall be made a party to any litigation commenced by or against Landlord, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Landlord shall defend, indemnify and hold harmless Tenant and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Tenant in connection with such litigation, after notice to Landlord and Landlord's refusal to defend such litigation, and upon notice from Tenant shall defend the same at Landlord's expense by counsel satisfactory to Tenant.

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

     17. QUIET ENJOYMENT. Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Fixed Rent and Additional Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord, or anyone claiming by through or under Landlord under and subject to the terms and conditions of this Lease and of any mortgages now or hereafter affecting all of or any portion of the Premises.

     18.  FIRE DAMAGE.

          (a) Except as provided below, in case of damage to the Premises by fire or other insured casualty, Landlord shall repair the damage. Such repair work shall be commenced promptly following notice of the damage and completed with due diligence, taking into account the time required for Landlord to effect a settlement with and procure insurance proceeds from the insurer, except for delays due to governmental regulation, scarcity of or inability to obtain labor or materials, intervening acts of God or other causes beyond Landlord's reasonable control.

          (b) Notwithstanding the foregoing, if (i) the damage is of a nature or extent that, in Landlord's reasonable judgment (to be communicated to Tenant within sixty (60) days from the date of the casualty), the repair and restoration work would require more than one hundred eighty (180) consecutive days to complete after the casualty and, assuming normal work crews not engaged in overtime, or (ii) if more than thirty (30%) percent of the total area of the Buildings is extensively damaged, either party shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within ten (10) days of Tenant's receipt of the notice from Landlord described above. Such notice is to specify a termination date no less than fifteen (15) days after its transmission.

          (c) If the insurance proceeds received by Landlord as dictated by the terms and conditions of any financing then existing on the Buildings, (excluding any rent insurance proceeds) would not be sufficient to pay for repairing the damage or are required to be applied on account of any mortgage which encumbers any part of the Premises or Buildings, or if the nature of loss is not covered by Landlord's fire insurance coverage, Landlord may elect either to (i) repair the damage as above provided notwithstanding such fact or (ii) terminate this Lease by giving Tenant notice of Landlord's election as aforesaid.

          (d) In the event Landlord has not completed restoration of the Premises within one hundred eighty (180) days from the date of casualty (subject to delay due to weather conditions, shortages of labor or materials or other reasons beyond Landlord's control which delay in any event will not exceed an additional thirty (30) business days), Tenant may terminate this Lease by written notice to Landlord within thirty (30) business days following the expiration of such 210 day period (as extended for reasons beyond Landlord's control as provided above) unless, within thirty (30) business days following receipt of such notice, Landlord has substantially completed such restoration and delivered the Premises to Tenant for occupancy. Notwithstanding the foregoing, in the event Tenant is responsible for the aforesaid casualty, Tenant shall not have the right to terminate this Lease if Landlord is willing to rebuild and restore the Premises.

          (e) In the event of damage or destruction to the Premises or any part thereof, Tenant's obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated.

     19.  SUBORDINATION; RIGHTS OF MORTGAGEE.

          (a) This Lease shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises, Buildings and/or Project and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant further agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage and such further instrument or instruments of attornment as shall be desired by any mortgagee or proposed mortgagee or by any other person. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to

Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery and in that event such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage.

          (b) In the event Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to the holder of any mortgage (collectively the "Mortgagee") now or hereafter placed upon the Premises, Buildings and/or Project, notice by registered mail of any such default which Tenant shall have served upon Landlord, provided that prior thereto Tenant has been notified in writing (by way of Notice of Assignment of Rents and/or Leases or otherwise in writing to Tenant) of the name and addresses of any such Mortgagee. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee; and Tenant further agrees that if Landlord shall fail to cure such default the Mortgagee shall have thirty (30) additional days (measured from the later of the date on which the default should have been cured by Landlord or the Mortgagee's receipt of such notice from Tenant), within which to cure such default, provided that if such default be such that the same could not be cured within such period and Mortgagee is diligently pursuing the remedies necessary to effectuate the cure (including but not limited to foreclosure proceedings if necessary to effectuate the cure); then Tenant shall not exercise any right or remedy as there may be arising because of Landlord's default, including but not limited to, termination of this Lease as may be expressly provided for herein or available to Tenant as a matter of law, if the Mortgagee either has cured the default within such time periods, or as the case may be, has initiated the cure of same within such period and is diligently pursuing the cure of same as aforesaid.

          Landlord shall use its reasonable efforts to deliver a subordination, attornment and non-disturbance agreement ("Non-disturbance Agreement") from each future Landlord's Mortgagee, on each such mortgagee's standard form, which shall provide, inter alia, that the leasehold estate granted to Tenant under this Lease will not be terminated or disturbed by reason of the foreclosure of the mortgage held by Landlord's Mortgagee, so long as Tenant shall not be in default under this Lease and shall pay all sums due under this Lease without offsets or defenses thereto and shall fully perform and comply with all of the terms, covenants and conditions of this Lease on the part of Tenant to be performed and/or complied with, and in the event a future mortgagee or its respective successor or assigns shall enter into and lawfully become possessed of the Premises covered by this Lease and shall succeed to the rights of Landlord hereunder, Tenant will attorn to the successor as its landlord under this Lease and, upon the request of such successor landlord, Tenant will execute and deliver an attornment agreement in favor of the successor landlord. In the event a future mortgagee shall be unwilling to enter into a Non-disturbance Agreement as aforesaid, this Lease shall remain in full force and effect and the obligations of Tenant shall not in any manner be affected except that, anything to the contrary contained in this Lease notwithstanding, this Lease shall not be subject and subordinate to such future mortgage.

     20.  CONDEMNATION.

          (a) If more than twenty (20%) percent of the floor area of the Premises is taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation for purposes of this Lease), this Lease shall, at either party's option, terminate as of the date title to the condemned real estate vests in the condemnor, and the Fixed Rent and Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder.

          (b) If less than twenty (20%) percent of the floor area of the Premises is taken or if neither Landlord nor Tenant have elected to terminate this Lease pursuant to the preceding sentence, Landlord shall do such work as may be reasonably necessary to restore the portion of the Premises not taken to tenantable condition for Tenant's uses, but shall not be required to expend more than the net award Landlord reasonably expects to be available for restoration of the Premises. If Landlord determines that the damages available for restoration of the Buildings and/or Project will not be sufficient to pay the cost of restoration, or if the condemnation damage award is required to be applied on account of any mortgage which encumbers any part of the Premises, Buildings and/or Project, Landlord may terminate this Lease by giving Tenant thirty (30) days prior notice specifying the termination date.

                  (c) If this Lease is not terminated after any such taking or condemnation, the Fixed Rent and the Additional Rent shall be equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term.

                  (d) If a part or all of the Premises shall be taken or condemned, all compensation awarded upon such condemnation or taking shall go to Landlord and Tenant shall have no claim thereto other than Tenant's damages associated with moving, storage and relocation; and Tenant hereby expressly waives, relinquishes and releases to Landlord any claim for damages or other compensation to which Tenant might otherwise be entitled because of any such taking or limitation of the leasehold estate hereby created, and irrevocably assigns and transfers to Landlord any right to compensation of all or a part of the Premises or the leasehold estate.

            21. ESTOPPEL CERTIFICATE. Each party agrees at any time and from time to time, within ten (10) business days after the other party's written request, to execute, acknowledge and deliver to the other party a written instrument in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), and the dates to which Rent, Additional Rent, and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the party signing such certificate, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. It is intended that any such certification and statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the Project or any mortgagee thereof or any assignee of Landlord's interest in this Lease or of any mortgage upon the fee of the Premises or any part thereof.

            22.   DEFAULT.

                  If:

                  (i) Tenant fails to pay any installment of Fixed Rent or any amount of Additional Rent when due; provided, however, Landlord shall provide written notice of the failure to pay such Rent and Tenant shall have a five (5) business day grace period from its receipt of such Landlord's notice (facsimile receipt being deemed to be notice hereunder) within which to pay such Rent without creating a default hereunder. The late fee set forth in Article 5 hereof shall be due on the first day after such payment is due irrespective of the foregoing notice and grace period. No additional notice shall be required thereafter and Landlord shall be entitled to immediately exercise its remedies hereunder if payment is not received during the grace period,

                  (ii)  Intentionally Deleted,

                  (iii) Tenant fails to observe or perform any of Tenant's other non-monetary agreements or obligations herein contained within thirty (30) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such default,

                  (iv) Tenant makes any assignment for the benefit of creditors,

                  (v) a petition is filed or any proceeding is commenced against Tenant or by Tenant under any federal or state bankruptcy or insolvency law and such petition or proceeding is not dismissed within thirty (30) days,

                  (vi) a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interests in this Lease,

                  (vii) any attachment or execution against a substantial part of Tenant's assets or of Tenant's interests in this Lease remains unstayed or undismissed for a period of more than ten (10) days, or

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

                  (viii) a substantial part of Tenant's assets or of Tenant's interest in this Lease is taken by legal process in any action against Tenant,

then, in any such event, an Event of Default shall be deemed to exist and Tenant shall be in default hereunder.

         If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, the rights and remedies set forth therein, which rights and remedies may be exercised upon or at any time following the occurrence of an Event of Default unless, prior to such exercise, Landlord shall agree in writing with Tenant that the Event(s) of Default has been cured by Tenant in all respects.

                  (a) Acceleration of Rent. By notice to Tenant, Landlord shall have the right to accelerate all Fixed Rent and all expense installments due hereunder and otherwise payable in installments over the remainder of the Term, and, at Landlord's option, any other Additional Rent to the extent that such Additional Rent can be determined and calculated to a fixed sum; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using an interest rate of six percent (6%) per annum. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease.

                  Notwithstanding the foregoing or the application of any rule of law based on election of remedies or otherwise, if Tenant fails to pay the accelerated rent in full when due, Landlord thereafter shall have the right by notice to Tenant, (i) to terminate Tenant's further right to possession of the Premises and (ii) to terminate this Lease under subparagraph (b) below; and if Tenant shall have paid part but not all of the accelerated rent, the portion thereof attributable to the period equivalent to the part of the Term remaining after Landlord's termination of possession or termination of this Lease shall be applied by Landlord against Tenant's obligations owing to Landlord, as determined by the applicable provisions of subparagraphs (c) and (d) below.

                  (b) Termination of Lease. By notice to Tenant, Landlord shall have the right to terminate this Lease as of a date specified in the notice of termination and in such case, Tenant's rights, including any based on any option to renew, to the possession and use of the Premises shall end absolutely as of the termination date; and this Lease shall also terminate in all respects except for the provisions hereof regarding Landlord's damages and Tenant's liabilities arising prior to, out of and following the Event of Default and the ensuing termination.

                  Following such termination and the notice of same provided above (as well as upon any other termination of this Lease by expiration of the Term or otherwise) Landlord immediately shall have the right to recover possession of the Premises; and to that end, Landlord may enter the Premises and take possession, without the necessity of giving Tenant any notice to quit or any other further notice, with or without legal process or proceedings, and in so doing Landlord may remove Tenant's property (including any improvements or additions to the Premises which Tenant made, unless made with Landlord's consent which expressly permitted Tenant to not remove the same upon expiration of the
Term), as well as the property of others as may be in the Premises, and make disposition thereof in such manner as Landlord may deem to be commercially reasonable and necessary under the circumstances.

                  (c)    Tenant's Continuing Obligations/Landlord's Duty to
Mitigate.

                         (1) Unless and until Landlord shall have terminated
this Lease under subparagraph (b) above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all the conditions of this Lease throughout the remainder of the Term to the early termination date; and, in addition, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all costs, losses, damages and expenses, including reasonable attorneys' fees, as Landlord incurs, directly or indirectly, because of any Event of Default having occurred.

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

                         (2)    If Landlord either terminates Tenant's right to
possession without terminating this Lease or terminates this Lease and Tenant's leasehold estate as above provided, then, subject to the provisions below, Landlord shall have the duty to mitigate its damages by using commercially reasonable efforts to relet the Premises or any part(s) thereof to such tenant(s) on such provisions and for such period(s) as are commercially reasonable under the particular circumstances. Landlord shall not be liable to Tenant for its inability to mitigate damages if it shall endeavor to relet the Premises in like manner as it offers other comparable vacant space or property available for leasing to others in the Project of which the Buildings are a part. If Landlord relets the Premises after such a default, the costs recovered from Tenant shall be reallocated to take into consideration any additional rent which Landlord receives from the new tenant which is in excess to that which was owed by Tenant.

                  (d)    Landlord's Damages.

                         (1)    The damages which Landlord shall be entitled to
recover from Tenant shall be the sum of:

                                (A)     all Fixed Rent and Additional Rent
accrued and unpaid as of the termination date; and

                                (B)     (i)  all costs and expenses incurred by
Landlord in recovering possession of the Premises, including removal and storage of Tenant's property, (ii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, and (iii) the costs of reletting commissions; and

                                (C)     all Fixed Rent and Additional Rent (to
the extent that the amount(s) of Additional Rent has been then determined) otherwise payable by Tenant over the remainder of the Term as reduced to present value.

Provided Landlord shall deduct from the total determined under subparagraphs
(A), (B) and (C) all Rent and all other Additional Rent to the extent determinable as aforesaid, (to the extent that like charges would have been payable by Tenant) which Landlord receives from other tenant(s) by reason of the leasing of the Premises or part during or attributable to any period falling within the otherwise remainder of the Term.

                         (2)    The damage sums payable by Tenant under the
preceding provisions of this paragraph (d) shall be payable on demand from time to time as the amounts are determined; and if from Landlord's subsequent receipt of rent as aforesaid from reletting, there be any excess payment(s) by Tenant by reason of the crediting of such rent thereafter received, the excess payment(s) shall be refunded by Landlord to Tenant, without interest.

                         (3)    Landlord may distrain for rent, and enforce the
provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, injunctive relief, and for recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

                  (e) Landlord's Right to Cure. Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without being required to give Tenant any notice or opportunity to cure, may (but shall not be obligated to do so), in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys' fees and other legal expenses, together with interest at 10% per annum Rate from the dates of Landlord's incurring of costs or expenses.

                  Tenant further waives the right to any notices to quit as may be specified by law, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

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

                  (f) Interest on Damage Amounts. Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest from that day until paid at the rate of four (4%) percent over the then Prime Rate as published daily under the heading "Money Rates" in The Wall Street Journal, unless such rate be usurious as applied to Tenant, in which case the highest permitted legal rate shall apply (the "Default Rate").

                  (g) Landlord's Statutory Rights. Landlord shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of Tenant's obligations hereunder and the recovery of the Premises. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

                  (h) Remedies Not Limited. Nothing herein contained shall limit or prejudice the right of Landlord to exercise any or all rights and remedies available to Landlord by reason of default or to prove for and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

                  (i) No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord's undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord's right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord's rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Landlord's receipt and acceptance of any payment from Tenant which is tendered not in conformity with the provisions of this Lease or following an Event of Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of Landlord to recover any payments then owing by Tenant which are not paid in full, or act as a bar to the termination of this Lease and the recovery of the Premises because of Tenant's previous default.

         23.      INTENTIONALLY DELETED

         24. LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to Tenant that: (a) Landlord is the fee owner of the Buildings and the Project; and (b) Landlord has the authority to enter into this Lease.

         25. SURRENDER. Tenant shall, at the expiration of the Term, promptly quit and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease including, without limitation the provisions of Article 10 regarding restoration of the Premises, excepting only reasonable wear and tear and damage by fire or other insured casualty. Tenant shall have no right to hold over beyond the expiration of the Term and in the event Tenant shall fail to deliver possession of the Premises as herein provided, such occupancy shall not be construed to effect or constitute other than a tenancy at sufferance. During any period of occupancy beyond the expiration of the Term the amount of rent owed to Landlord by Tenant shall automatically become one hundred fifty percent (150%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. If Tenant fails to surrender the space within thirty (30) days of the termination date, Landlord may elect to automatically extend the Term for an additional month or additional year, at Landlord's option, with a Rent of one hundred fifty percent (150%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. The acceptance of rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorney's fees incurred by Landlord as a result of such holdover.

         26. RULES AND REGULATIONS. Tenant agrees that at all times during the terms of this Lease (as same may be extended) it, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on Exhibit "C" attached hereto and made a part hereof, together with all reasonable Rules and Regulations as Landlord may from time to time promulgate provided they do not increase the financial burdens of Tenant or unreasonably restrict Tenant's rights under this Lease. Tenant's right to dispute the reasonableness of any changes in or additions to the Rules and Regulations shall be deemed waived unless asserted to Landlord within ten (10) business days after Landlord shall have given Tenant written notice of any such adoption or change. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule and Regulation, or any term, covenant or condition of any other lease, against any other tenant, and Landlord's failure or refusal to enforce any Rule or Regulation or any term, covenant of condition of any other lease against any other tenant shall be without liability of Landlord to Tenant. However, if Landlord does enforce Rules or Regulations, Landlord shall endeavor to enforce same equally in a non-discriminatory manner.

         27. GOVERNMENTAL REGULATIONS.

             (a) Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant's business or profession therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments, or any of their departments and the regulations of the insurers of the Premises, Buildings and/or Project.

             (b) Without limiting the generality of the foregoing, Tenant shall
(i) obtain, at Tenant's expense, before engaging in Tenant's business or profession within the Premises, all necessary licenses and permits including (but not limited to) state and local business licenses or permits, and (ii) remain in compliance with and keep in full force and effect at all times all licenses, consents and permits necessary for the lawful conduct of Tenant's business or profession at the Premises. Tenant shall pay all personal property taxes, income taxes and other taxes, assessments, duties, impositions and similar charges which are or may be assessed, levied or imposed upon Tenant and which, if not paid, could be liened against the Premises or against Tenant's property therein or against Tenant's leasehold estate.

             (c) Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of l990, 42 U.S.C. (S)12181 et seq. and its regulations, (collectively, the "ADA") (i) as to the design and construction of exterior common areas (e.g. sidewalks and parking areas) and (ii) with respect to the initial design and construction by Landlord of Landlord's Work (as defined in Article 4 hereof). Except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following completion of the Landlord's Work.

         28. NOTICES. Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service (e.g. Federal Express) with evidence of receipt required for delivery; or (iii) forwarded by Registered or Certified mail, return receipt requested, postage prepaid; in all such cases addressed to the parties at the addresses set forth in Article 1(l) hereof. Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Either party hereto may change its address to which said notice shall be delivered or mailed by giving written notice of such change to the other party hereto, as herein provided.

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

         29. BROKERS. Tenant represents and warrants to Landlord that Tenant has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than the Broker identified in
Article 1(k); and that otherwise no broker or finder called the Premises to Tenant's attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease. Tenant shall be responsible for all commissions or other compensation due to the Broker identified in Article 1(k) in connection with this Lease. Tenant agrees to indemnify and hold Landlord harmless from and against all liability, cost and expense, including attorney's fees and court costs, arising out of any misrepresentation or breach of warranty or covenant under this Article.

         30. CHANGE OF BUILDING/PROJECT NAMES. Landlord reserves the right at any time and from time to time to change the name by which the Buildings and/or Project are designated. Landlord agrees to pay for the reasonably documented costs of stationery charges (including letterhead and cards) necessitated by any such name change, such cost not to exceed $2,500.

         31. LANDLORD'S LIABILITY. Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Buildings; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing, shall look solely to Landlord's successor in interest in the Buildings for the satisfaction of each and every obligation of Landlord hereunder. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the Buildings of which the Premises form a part for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Lease by Landlord. In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, partner, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.

         32. AUTHORITY. Tenant represents and warrants that (a) Tenant is duly organized, validly existing and legally authorized to do business in the Commonwealth of Virginia, and (b) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant.

         33. NO OFFER. The submission of the Lease by Landlord to Tenant for examination does not constitute a reservation of or option for the Premises or of any other space within the Buildings or in other buildings owned or managed by Landlord or its affiliates. This Lease shall become effective as a Lease only upon the execution and legal delivery thereof by both parties hereto.

         34. RIGHT OF EXPANSION. Landlord shall notify Tenant from time to time of changes in the availability of Suites L, M and N of the Dabney VII Building and, subject to (a) Tenant not being in default now nor Tenant ever having been in default under this Lease; and (b) the rights of other tenants within the Dabney VII Building from time to time, and subject to such limitations as are imposed by other tenant leases, if requested by Tenant, Landlord shall propose to Tenant the basic economic terms upon which Landlord would be prepared to entertain the negotiation of a new lease for such space (on all of the same terms and conditions as are set forth in this Lease, except as otherwise specified by Landlord) or an amendment to this Lease with which the parties would add such space to the description of the "Premises" in either case for a term which would be coterminous with this Lease unless otherwise specified by Landlord. The economic terms of any such proposal shall include the estimated date that the space shall be available for delivery, the Base Rent and the tenant allowance (if any) to be furnished to Tenant, whereupon Tenant shall have thirty (30) days next following Landlord's delivery of such notice within which to accept such terms, time being of the essence. Should Tenant accept such terms as are specified by Landlord, the parties shall negotiate the terms of a new lease, or an amendment to this Lease, to memorialize their agreement. In the absence of any further agreement by the parties, such additional space shall be delivered in "AS -IS" condition, and Rent for such additional space shall commence on that date which is the earlier of: (x) Tenant's occupancy thereof, and (y) five (5) days after Landlord delivers such additional space to Tenant free of other tenants and occupants. If Tenant shall not accept Landlord's terms within such thirty (30) day period, or if the parties shall not have executed and delivered a mutually satisfactory new lease or lease amendment within forty-five (45) days next following Landlord's original notice under this Article 36, then Tenant's rights to lease such space shall lapse and terminate, and Landlord may, at its discretion, lease such space on such terms and conditions as Landlord shall determine. Tenant's rights hereunder shall not include the right to lease less than all of the space identified in Landlord's notice.

         Anything herein contained to the contrary notwithstanding, Landlord may at any time modify or extend any existing or future tenant lease, or choose to use any space that is or about to become vacant within the Dabney VII Building for marketing or property management purposes, without in any such case notifying or offering such space to Tenant, or giving rise to any right of Tenant hereunder. Nothing contained in this Article 36 is intended nor may anything herein be relied upon by Tenant as a representation by Landlord as to the availability of expansion space within the Dabney VII Building at any time. Tenant's rights hereunder shall continue throughout the term hereof provided and for so long as Tenant shall be free from default hereunder, and provided, further, that the Tenant first-above named (or its assignee under Article 12 (e) or (f ) above) shall continuously remain in occupancy of not less than seventy five (75%) of the Premises originally demised hereunder.

         35.      INTENTIONALLY DELETED.

         36.      MISCELLANEOUS PROVISIONS.

                  A. Successors. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors of Tenant unless Landlord's written consent for the transfer to such successor and/or assignee has first been obtained as provided in Article 12 hereof.

                  B. Governing Law. This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to principles relating to conflicts of law.

                  C. Severability. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

                  D. Captions. Marginal captions, titles or exhibits and riders and the table of contents in this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions of this Lease.

                  E. Gender. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and the words of any gender shall mean to include any other gender.

                  F. Entire Agreement. This Lease, including the Exhibits and any Riders hereto (which are hereby incorporated by this reference, except that in the event of any conflict between the printed portions of this Lease and any Exhibits or Riders, the term of such Exhibits or Riders shall control), supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, and in Tenant's case, with the terms hereof, and in Tenant's case, with the due exercise of an option (if any) contained herein or a formal agreement signed by both Landlord and Tenant specifically extending the term. No negotiations, correspondence by Landlord or offers to extend the term shall be deemed an extension of the termination date for any period whatsoever.

                  G. Counterparts. This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument.

                  H. Telefax Signatures. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary a telefaxed signature of either party whether upon this Lease or any related document shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature.

                  I. Calculation of Time. In computing any period of time prescribed or allowed by any provision of this Lease, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday, or legal holiday. Unless otherwise provided herein, all Notices and other periods expire as of 5:00 p.m. (local time in Newtown Square, Pennsylvania) on the last day of the Notice or other period.

                  J. No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation, or other legal entity may acquire or hold, directly or indirectly, this Lease of the leasehold estate and the fee estate in the Premises or any interest in such fee estate, without the prior written consent of Landlord's mortgagee.

                  K. Time of the Essence. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT.

                  L. Recordation of Lease. At the request of either Landlord or Tenant, Landlord and Tenant shall execute and record a short form memorandum pursuant to Section 55-57.1 of the Code of Virginia in form sufficient for recordation in the public land records to give notice of the rights of Landlord and Tenant under this Lease (the "Memorandum of Lease"). The cost of preparation, review and recording of the Memorandum of Lease shall be paid by the requesting party, including reasonable attorney's fees. In connection with the execution of the Memorandum of Lease, Landlord and Tenant shall simultaneously execute a release of the Memorandum of Lease which shall be held in escrow by Landlord and which Landlord shall be authorized to record upon the expiration or termination of this Lease.

                  M. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity.

                  N. No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant. This Lease establishes a relationship solely of that of a landlord and tenant.

                  O. Intentionally Deleted.

                  P. No Presumption Against Drafter. Landlord and Tenant understand, agree, and acknowledge that: (i) this Lease has been freely negotiated by both parties; and (ii) that, in the event of any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease, or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

                  Q. Force Majeure. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord's reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                  R. Agreement to Execute Separate Leases. If Landlord determines that it is necessary or desirable for the lease of the Premises located in any of the Dabney A-1 Building or the Dabney A-2 Building or the Dabney VII Building to be addressed in separate lease agreements, Tenant agrees to amend and restate this Lease in one or more separate lease agreements provided that such amended and restated lease agreements do not modify the substantive provisions of this Lease.

           37. WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED THIS LEASE.

           38. CONSENT TO JURISDICTION. Tenant hereby consents to the exclusive jurisdiction of the state courts located in the jurisdiction where the Premises are located and to the federal courts located in the Eastern District of Virginia.

                         [SIGNATURES ON FOLLOWING PAGE]

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

         IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal the day and year first above written.

WITNESS:                            LANDLORD:

                                    BRANDYWINE GRANDE C, L.P.

                                    By:         Brandywine Grande C Corp.,
                                                its general partner



 /s/ Rick Miller                                By:   /s/ H. Leon Shadowen
---------------------------                         ----------------------
                                                Name:  H. Leon Shadowen
                                                      ----------------
                                                Title: Vice President
                                                      ---------------
WITNESS:                            TENANT:

                                    PPD DEVELOPMENT, LLC



 /s/ Linda Baddour                  By:  /s/ Fredric N. Eshelman
---------------------------            --------------------------
                                    Name:  Fredric N. Eshelman
                                         ---------------------
                                    Title:  President and CEO
                                            -----------------

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